SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Capital Strategies, Ltd.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

AMERICAN CAPITAL STRATEGIES, LTD.

2 BETHESDA METRO CENTER, 14th FLOOR

BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2006

To the Stockholders:

The Annual Meeting of Stockholders of American Capital Strategies, Ltd. (the “Company”), will be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland, on Thursday, May 11, 2006, at 10:00 a.m., for the following purposes:

1.	To elect three directors of the Company, each to serve a three-year term and until their successors are elected and qualified;

2.	To approve the adoption of the Company’s 2006 Stock Option Plan;

3.	To approve the adoption of the Company’s Incentive Bonus Plan, including the Plan’s investment in American Capital Common Stock;

4.	To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the year ending December 31, 2006; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 13, 2006, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax
Executive Vice President,
General Counsel, Chief Compliance Officer and Secretary

April 11, 2006

Enclosures

AMERICAN CAPITAL STRATEGIES, LTD.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Capital Strategies, Ltd. (the “Company”), for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 11, 2006, at 10:00 a.m. at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2005, are first being sent to the Company’s stockholders (“Stockholders”) on or about April 11, 2006.

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company. In the event you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the three director nominees, FOR approval of the adoption of the Company’s 2006 Stock Option Plan (the “2006 Stock Option Plan”), FOR the adoption of the Company’s Incentive Bonus Plan, including the Plan’s investment in the Company’s Common Stock, and FOR the ratification of Ernst & Young LLP as the independent public accountants of the Company for the year ending December 31, 2006.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of Stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

The cost of soliciting proxies on the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or facsimile. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company’s common stock, $0.01 par value per share (“American Capital Common Stock”).

The Board of Directors has fixed the close of business on March 13, 2006, as the record date for determining the holders of American Capital Common Stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof (“Record Date”). On the Record Date, there were 120,782,209 shares of American Capital Common Stock outstanding. Only Stockholders of American Capital Common Stock on the Record Date are entitled to vote at the Annual Meeting and such Stockholders will be entitled to one vote for each share of American Capital Common Stock so held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority in voting power of American Capital Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

The Company’s principal executive offices are located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 15, 2006 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of the executive officers (the “Executive Officers”), the Executive Officers and directors as a group and each Stockholder known to management of the Company to own beneficially more than 5% of the outstanding shares of American Capital Common Stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)
Beneficial Owners of more than 5%:

None	—		—		N/A

Directors and Executive Officers:

Malon Wilkus	1,883,986	(4)(5)(11)	1.6%	over $	100,000
John R. Erickson	236,948	(4)(6)	*		N/A
Ira J. Wagner	55,931	(4)	*		N/A
Samuel A. Flax	23,694	(4)	*		N/A
Roland H. Cline	69,795	(4)(5)	*		N/A
Gordon J. O’Brien	99,128	(4)(6)	*		N/A
Darin R. Winn	226,469	(4)	*		N/A
Brian S. Graff	118,314	(4)(9)	*		N/A
Mary C. Baskin	35,515	(7)(8)	*	over $	100,000
Neil M. Hahl	34,916	(7)	*	over $	100,000
Philip R. Harper	412,740	(7)	*	over $	100,000
Stan Lundine	36,049	(7)	*	over $	100,000
Kenneth D. Peterson, Jr.	68,417	(7)(10)	*	over $	100,000
Alvin N. Puryear	39,667	(7)	*	over $	100,000

Directors and Executive Officers as a group (14 persons)	3,341,569		2.8%		N/A

*	Less than one percent.
(1)	Pursuant to the rules of the Securities and Exchange Commission, shares of American Capital Common Stock subject to options held by our directors and Executive Officers that are exercisable within 60 days of March 15, 2006, are deemed outstanding for the purposes of computing such director’s or Executive Officer’s beneficial ownership.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of equity securities beneficially owned in the Company is calculated by multiplying the closing price of American Capital Common Stock as reported on The Nasdaq National Market as of March 15, 2006, times the number of shares or options beneficially owned and, as appropriate, deducting the strike price of options included in such amount.
(4)

Includes shares allocated to the account of each Executive Officer as a participant in the Company’s Employee Investment and Stock Ownership Plan (“ESOP”) over which each has voting power under the terms of the ESOP, and the following shares issuable upon the exercise of options that are exercisable within 60 days of March 15, 2006: Mr. Wilkus has 55,459 shares in the ESOP and 782,886 shares issuable upon the exercise of options; Mr. Erickson has 3,148 shares in the ESOP and 173,800 shares issuable upon the exercise of options; Mr. Wagner has 3,931 shares in the ESOP and 41,000 shares issuable upon the exercise of options; Mr. Flax has 194 shares in the ESOP and 20,000 shares issuable upon the exercise of options; Mr. Cline has 46,642 shares in the ESOP and 21,026 shares issuable upon the exercise of options; Mr. O’Brien has 2,483 shares in the ESOP and 80,140 shares issuable upon the exercise of options;

Mr. Winn has 2,619 shares in the ESOP and 220,440 shares issuable upon the exercise of options; and Mr. Graff has 1,327 shares in the ESOP and 114,632 shares issuable upon the exercise of options.
(5)	Includes the equivalent number of shares held as units in the Company’s 401(k) profit sharing plan of which the named Executive Officer is the beneficial power. Messrs. Wilkus and Cline have the equivalent of 2,864 and 2,127 shares, respectively. The 401(k) plan is part of the ESOP, and such units are in addition to shares held in the ESOP stock account of the named individual.
(6)	Does not include shares owned by the ESOP, for which Messrs. Erickson and O’Brien are the Trustees, other than shares allocated to Messrs. Erickson’s and O’Brien’s ESOP accounts. See note (4).
(7)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 15, 2006. Ms. Baskin and Messrs. Hahl, Harper, Lundine, Peterson and Puryear have 31,667, 16,667, 16,667, 26,667, 31,667 and 36,667 such shares, respectively.
(8)	Includes 3,545 shares that are owned by Ms. Baskin’s husband.
(9)	Includes 300 shares that are owned by Mr. Graff’s minor child.
(10)	Includes 250 shares that are owned by Mr. Peterson’s wife. Mr. Peterson disclaims beneficial ownership of such shares.
(11)	Includes 9,290 shares that are owned by Mr. Wilkus’ wife.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the terms of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, the directors are divided into three classes, the first composed of three directors and the second and third composed of two directors each. The existing classes of directors hold office for terms expiring at the annual meetings of Stockholders to be held in 2006, 2007 and 2008, respectively. Stockholders elect one class of the members of the Board of Directors annually.

The terms of Messrs. Harper, Peterson and Wilkus will expire at the Annual Meeting and each has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with the Bylaws of the Company, to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2009. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A Stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees. The election of directors requires the vote of a plurality of the shares of American Capital Common Stock present, represented and entitled to vote. A “plurality” of votes refers to having a candidate being elected to an office by receiving more of the votes that are cast than by any other candidate, without considering whether the leading candidate received a majority of the votes that were cast. In the context of the election of three directors at the Annual Meeting, it will mean that the three candidates receiving the highest number of FOR votes cast will be elected, regardless of whether they received the votes of a majority of the shares of American Capital Common Stock voted at the Annual Meeting. If the proxy card is properly executed but unmarked, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below.

Certain information, as of March 15, 2006, with respect to each of the directors of the Company, including the three nominees for election at the Annual Meeting, and for each of the Executive Officers is set forth below.

The business address of each director, nominee and Executive Officer of the Company listed below is 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

Name and Year First Elected Director	Age	Background Information
NOMINEES FOR DIRECTOR

Philip R. Harper (1997)	62	Mr. Harper has served as Chairman of US Investigations Services, Inc., a private investigations company, since 1996. From 1996 to 2005, he was also the Chief Executive Officer and President of US Investigations Services, Inc. From 1991 to 1994, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services—Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units.

Kenneth D. Peterson, Jr. (2001)	53	Mr. Peterson has been Chief Executive Officer of Columbia Ventures Corporation, a firm holding interests in businesses in the international aluminum smelting, aluminum fabrication and finishing and other industries, since 1988. He is a member of the Board of Directors of International Aluminum Corporation, Washington Institute Foundation and Cogent Communications Group, Inc.

Malon Wilkus* (1986)	54	Mr. Wilkus founded the Company in 1986 and has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. From 1986 to 1999, he served and since 2001 he has served as President.

DIRECTORS WITH TERMS EXPIRING IN 2008

Neil M. Hahl (1997)	57	Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm, from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1995, Mr. Hahl served as Senior Vice President and Chief Financial Officer of Penn Central Corporation.

Stan Lundine (1997)	67	Mr. Lundine has served as Of Counsel of the law firm of Sotir and Goldman and as Executive Director of the Chautauqua County Health Network since 1995. From 1987 to 1994, he was the Lieutenant Governor of the State of New York. From 1976 to 1986, Mr. Lundine served as a member of the U.S. House of Representatives. Mr. Lundine is a Director of US Investigations Services, Inc., National Forge Company and John G. Ullman and Associates, Inc.

Name and Year First Elected Director	Age	Background Information
DIRECTORS WITH TERMS EXPIRING IN 2007

Mary C. Baskin (2000)	55	Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997 to 1999, Ms. Baskin served as Partner of Quayle Partners, a start-up consulting firm that she helped found. From 1996 to 1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990 to 1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit, for the Bank of Montreal.

Alvin N. Puryear (1998)	69	Dr. Puryear is the Lawrence N. Field Professor of Entrepreneurship and Professor of Management at Baruch College of the City University of New York and has been on the faculty there since 1970. He is a Director of the North Fork Bank and North Fork Bancorporation. He is also a member of the Board of Directors of the Bank of Tokyo-Mitsubishi Trust Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

John R. Erickson	46	Mr. Erickson has served as Executive Vice President of the Company since 2001 and as Chief Financial Officer of the Company since 1998. He also served as Secretary of the Company from 1999 to 2005. From 1998 to 2001, Mr. Erickson was a Vice President of the Company. From 1996 to 1998, he served as President of Storage USA Franchise Corp., a subsidiary of Storage USA, Inc.

Ira J. Wagner	53	Mr. Wagner has served as Executive Vice President and Chief Operating Officer of the Company since 2001 and served as a Senior Vice President of the Company in 2001 prior to becoming Executive Vice President. He has been an employee of the Company since 1997 and has held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

Samuel A. Flax	49	Mr. Flax has served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company since 2005. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as the Company’s principal external counsel. Mr. Flax also served as Of Counsel to Arnold & Porter LLP in 2005.

Roland H. Cline	58	Mr. Cline has served as Senior Vice President and Managing Director of the Company since 2001. From 1998 to 2001, he was a Vice President of the Company.

Brian S. Graff	40	Mr. Graff has served as Senior Vice President of the Company since 2004 and as Regional Managing Director of the Company since 2005. From 2004 to 2005, he was also a Managing Director of the Company. Mr. Graff served as a Vice President and Principal of the Company from 2001 to 2004. From 2000 to 2001, he was a Principal of Odyssey Investments Partners, a private equity fund.

Name and Year First Elected Director	Age	Background Information
Gordon J. O’Brien	40	Mr. O’Brien has served as Senior Vice President and Managing Director of the Company since 2001. Prior to his election as a Senior Vice President, he served as a Vice President of the Company in 2001. From 1998 to 2001, he was a Principal of the Company. Mr. O’Brien was a Vice President at Pennington Partners & Company, a private equity fund from 1995 to 1998.

Darin R. Winn	41	Mr. Winn has served as Senior Vice President of the Company since 2002 and as Regional Managing Director of the Company since 2005. From 2002 to 2005, he was a Managing Director of the Company. Mr. Winn served as a Vice President of the Company from 2001 to 2002. From 1998 to 2001, he was a Principal of the Company. Prior to joining the Company, he worked at Stratford Equity Partners, a mezzanine and equity fund, from 1995 to 1998.

*	Director who is an “Interested Person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Mr. Wilkus is an Interested Person because he is an employee and officer of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has determined that all of the current directors, except Mr. Wilkus, are “independent” as defined in National Association of Securities Dealers’ (“NASD”) listing standards. Similarly, only Mr. Wilkus is an “Interested Person” of the Company under Section 2(a)(19) of the 1940 Act. The Board of Directors holds regular quarterly meetings and meets on other occasions when required by circumstances. Certain directors also serve on the Board of Directors principal standing committees. The committees, their primary functions and memberships are described below.

Executive Committee.    This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the 1940 Act. Members of the Executive Committee are Messrs. Harper, Puryear and Wilkus. Mr. Wilkus serves as Chairman. Mr. Wilkus is an “Interested Person” under the 1940 Act.

Audit and Compliance Committee.    This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions the Company’s management and independent auditors on the application of accounting and reporting standards in the Company’s financial statements. Its purpose and responsibilities are more fully set forth in the committee’s charter which was adopted by the Board of Directors and is available on the Investor Relations section of the Company’s web site at www.acas.com. This committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors, without the presence of the Company’s management. The Audit and Compliance Committee reviews and provides a recommendation to the Board of Directors with regard to its approval of the valuations of portfolio companies presented by management. In such review, the committee discusses the proposed valuations with the Company’s independent auditors and any other relevant consultants to the Company. It also has the responsibility for reviewing matters regarding accounting, ethics, legal and regulatory compliance. The Audit and Compliance Committee is currently composed of Ms. Baskin and Messrs. Hahl and Peterson. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act of 1933).

Compensation and Corporate Governance Committee.    This committee has the responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company’s employee stock option plans. It also has responsibility for recommending and considering corporate governance practices and policies, reviewing the Company’s work with respect to its distressed investments and monitoring the Company’s litigation docket. Members of this committee are Messrs. Harper, Lundine and Puryear. Mr. Harper serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASD listing standards.

The Compensation and Corporate Governance Committee also serves as the Board of Directors’ standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any Stockholder entitled to vote for the election of directors. Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current Board members and principles of diversity. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business. In addition, the committee may consider recommendations for nomination from any reasonable source, including officers, directors and Stockholders according to the foregoing standards. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions. Persons who wish to suggest potential nominees may address their suggestions in writing to American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814, Attention: Chair, Compensation and Corporate Governance Committee. A copy of the committee’s charter is available on the Investor Relations section of the Company’s web site, at www.acas.com.

Nominations made by Stockholders must be made by written notice (setting forth the information required by the Company’s Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to Stockholders.

Meetings.    The Board of Directors held 40 formal meetings during 2005. The Executive Committee held 5 formal meetings during 2005, the Compensation and Corporate Governance Committee held 10 formal meetings during 2005 and the Audit and Compliance Committee held 13 formal meetings during 2005. Each of the directors attended at least 78% of the meetings of the Board of Directors and the committees on which he or she served. Although the Company does not have a policy on director attendance at the Annual Meeting, directors are encouraged to do so. At the 2005 Annual Meeting, six of the seven directors attended in person.

Meetings of Disinterested Directors.    Members of the Board of Directors who are not “interested persons” as defined in the 1940 Act (“Interested Persons”) have decided to hold quarterly meetings without persons who are members of management present. Each year, these directors designate a director who is an Independent Person as the “lead director” to preside at such meetings. The designation of a lead director is for a one-year term and a lead director may not succeed himself or herself in that position. At a meeting in January 2006, Mr. Puryear was designated as the lead director for 2006.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Investor and Public Relations.    The Board of Directors is of the view that management is primarily responsible for all communications on behalf of the Company with Stockholders and the public at large. The Company employs a Senior Vice President, Finance and Investor Relations whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

Stockholder Communication with Directors.    Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the Secretary of the Company reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit and Compliance Committee and handled in accordance with procedures established by the Audit and Compliance Committee with respect to such matters. A copy of the Audit and Compliance Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in the American Capital Strategies, Ltd. Code of Ethics and Conduct (the “Code of Ethics”), which is published on the Investor Relations section of the Company’s web site at www.acas.com.

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in the Company’s Bylaws and described in “Proposals of Stockholders” below, and not the procedures set forth in the preceding paragraph.

CODE OF ETHICS AND CONDUCT

The Company has adopted the Code of Ethics, which requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available on the Investor Relations section of the Company’s web site at www.acas.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on its web site.

CERTAIN TRANSACTIONS

Loan Transactions.    The Company previously entered into a series of loan transactions with certain of the Executive Officers pertaining to the exercise of options under certain of the Existing Employee Stock Option Plans (as defined below). None of the loan transactions were entered into in 2005. Only the loans to Mr. Wilkus are still outstanding. Mr. Wilkus entered into Option Exercise Agreements with the Company as of June 7, 1999, March 2, 2001, March 7, 2001, and December 12, 2001, providing for such loans and pertaining to the exercise of options to purchase 117,428, 50,000, 50,000 and 108,200 shares of American Capital Common Stock, respectively. In each case, the Company loaned Mr. Wilkus the full option exercise price, which ranged from $15.00 to $22.875 per share of American Capital Common Stock, plus additional sums for the payment of taxes associated with the exercise of the options. The total amounts loaned to Mr. Wilkus were $6,891,467. Each loan provides for the quarterly payment of interest with the full principal amount due at maturity, which is nine years from the date of each loan. The interest rate charged on the June 1999 loan is 5.27% per annum, the interest rate charged on each of the March 2001 loans is 4.98% per annum and the interest rate charged on the December 2001 loan is 3.91% per annum. Each loan is collateralized by a pledge of the shares of American Capital Common Stock purchased with the loan. The Company has full recourse to Mr. Wilkus for all amounts due under his loan. As required by the 1940 Act, each loan must be fully collateralized and will be due 60 days following termination of Mr. Wilkus’ employment with the Company.

Since the July 30, 2002, enactment of Sarbanes-Oxley Act of 2002, neither the Company nor any of its subsidiaries has made any loans to any executive officer or director of the Company. The only other loans made prior to that date were loans similar to those noted above related to the exercise of options. Under the terms of the Sarbanes-Oxley Act of 2002, the loans to Mr. Wilkus may remain in effect in accordance with their then existing terms and conditions.

USIS.    In the ordinary course of business, the Company purchases background investigatory services from US Investigations Services, Inc. (“USIS”). In 2005, the Company paid USIS $169,419 for such services. Mr. Harper is the Chairman, and Mr. Lundine is a member, of the Board of Directors of USIS.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain details of the aggregate compensation paid to each of the three highest paid Executive Officers during 2005 (including the only Executive Officer who was also a director). For the aggregate compensation received by each non-employee director, see “Director Compensation.” During 2005, the Executive Officers did not receive any awards of restricted stock or any payouts pursuant to a long-term incentive plan.

2005 Compensation Table

Name of Person, Position	Aggregate Compensation From Company(1)	Pension or Retirement Benefits Accrued as Part of Company Expense(2)
Malon Wilkus Chief Executive Officer, President and Chairman of the Board of Directors	$3,524,400	$6,300

John R. Erickson Executive Vice President and Chief Financial Officer	$2,084,375	$6,300

Ira J. Wagner Executive Vice President and Chief Operating Officer	$2,084,375	$6,300

(1)	The aggregate 2005 compensation amount from the Company for Messrs. Wilkus, Erickson and Wagner includes salary in the amount of $792,000, $575,000 and $575,000, respectively, and bonus in the amount of $2,732,400, $1,509,375 and $ 1,509,375, respectively. Messrs. Wilkus, Erickson and Wagner elected to defer $18,000, $14,000 and $18,000, respectively, of their salary to the 401(k) profit sharing plan portion of the ESOP.
(2)	Represents the value of American Capital Common Stock allocated in 2005 to the Executive Officer’s account in the ESOP.

NOTE:	The named Executive Officers’ estimated annual benefits under the ESOP upon retirement are not determinable.

Additionally, the Company provides to all employees health insurance, dental insurance, group life insurance and certain limited perquisites such as parking and commuting expenses. Employees also receive imputed income reflected in their aggregate compensation for income tax purposes in cases where non-employee family members may accompany an employee on a business trip.

Long Term Incentive Plans

The Company currently maintains two long term incentive programs in which Executive Officers participate: (i) the ESOP, in which all employees of the Company are eligible to participate after meeting minimum service requirements, and (ii) the Company’s 1997 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan and the 2005 Employee Stock Option Plan (collectively, the “Existing Employee Stock Option Plans”). The Company maintains no stock appreciation rights plan or defined benefit or actuarial plan. At the Annual Meeting, the Stockholders will be asked to approve the Company’s proposed 2006 Stock Option Plan and the Incentive Bonus Plan.

ESOP.    The Company maintains the ESOP for the benefit of its employees in order to enable them to share in the growth of the Company. The ESOP is a profit sharing plan, qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), designed to be invested primarily in American Capital Common Stock. The ESOP provides that participants will receive allocations of American Capital Common Stock at least equal to 3% of their annual compensation, up to certain statutory maximums. The Company has the ability to make additional contributions also subject to certain statutory maximums. Since 2000, an ESOP participant immediately vests in American Capital Common Stock allocated to his or her ESOP account. The ESOP also allows participants to make elective deferrals of a portion of their income as contribution to a Section 401(k) profit sharing plan. The Company does not match or otherwise make contributions to the profit sharing plan.

Existing Employee Stock Option Plans.    The Company established the Existing Employee Stock Option Plans for the purpose of attracting and retaining executive officers and other key employees. Non-employee directors may not participate. Options for a maximum of 1,828,252 shares, 3,800,000 shares, 1,950,000 shares, 3,500,000 shares, 2,100,000 shares and 5,500,000 shares of American Capital Common Stock were subject to issuance under the 1997 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan and the 2005 Employee Stock Option Plan, respectively. Including forfeitures of previously granted options, as of April 4, 2006, options for an aggregate of 191,380 shares of American Capital Common Stock were available for grant under the Existing Employee Stock Option Plans, options for 11,714,566 shares of American Capital Common Stock were outstanding and options for 6,763,206 shares of American Capital Common Stock have been exercised. The Compensation and Corporate Governance Committee administers the Existing Employee Stock Option Plans. Each of the Existing Employee Stock Option Plans sets a maximum number of shares that may be granted to any single participant. The Compensation and Corporate Governance Committee uses such criteria as it deems important to determine who will receive awards and the number of awarded options. The Compensation and Corporate Governance Committee has the authority to set the exercise price for options and to adjust the exercise price following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations. In addition, the Compensation and Corporate Governance Committee is also authorized under the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan and the 2005 Employee Stock Option Plan to reduce the exercise price of the options issued thereunder by an amount equal to the per share amount of any cash dividend paid to Stockholders. The exercise price of options issued under the 2003 Employee Stock Option Plan and those under the 2004 Employee Stock Option Plan, but not the 2005 Employee Stock Option Plan, have been adjusted following the payment of certain cash dividends. The Compensation and Corporate Governance Committee, however, has suspended the operation of all such adjustments and will not adjust the exercise price of options granted under the Existing Employee Stock Option Plans following the occurrence of any of the foregoing events unless the Company receives confirmation from the staff of the Securities and Exchange Commission (“SEC”) that it may do so. Options may be exercised during a period of no more ten years following the date of grant. The Compensation and Corporate Governance Committee has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions. Section 61(a) of the 1940 Act imposes certain requirements on the Company’s option plans including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price at the date of issuance must not be less than the current market price for the underlying stock, that the plan must be approved by a majority of the Company’s directors who are not Interested Persons and by the Stockholders, and that the Company not have a profit-sharing plan as described in the 1940 Act.

Executive Officer Option Grants

The following table shows for each of the named Executive Officers (1) the number of options that were granted during 2005, (2) out of the total number of options granted to all employees during 2005, the percentage granted to the named Executive Officer, (3) the exercise price, (4) the expiration date, and (5) the present value of the grant at the date of grant.

Name	Number of Shares Underlying Options Granted(1)(2)	Percent of Total Options Granted To Employees in 2005		Exercise or Base Price ($/Share)		Expiration Date	Grant Date Present Value(1)
Malon Wilkus	118,333 118,333	2.8 2.8	% %	$ $	35.61 36.68	06/20/15 10/27/15	$ $	542,545 556,615
John R. Erickson	93,333 93,333	2.2 2.2	% %	$ $	35.61 36.68	06/20/15 10/27/15	$ $	427,922 439,020
Ira J. Wagner	93,333 93,333	2.2 2.2	% %	$ $	35.61 36.68	06/20/15 10/27/15	$ $	427,922 439,020
Total options granted to all participants	4,232,793

(1)	The Company uses a Black-Scholes option pricing model to value the stock options as of the date of grant. For stock options granted in 2005, the Company used the following assumptions: exercise price at market on date of grant, dividend yield of 9.1%, weighted average risk-free interest rate of 4.04%, expected volatility factor of 0.34 and expected option life of five years.
(2)	All such options vest on a five-year schedule.

Option Exercises and Year-End Option Values(1)

The following table sets forth the details of option exercises by Executive Officers and members of the Board of Directors during 2005 and the number and values of the unexercised options at December 31, 2005.

			Options Outstanding at 12/31/2005			Value of Options at 12/31/2005(3)
Name	Shares Acquired on Exercise	Value(2) Realized	Exercisable		Unexercisable	Exercisable	Unexercisable
Malon Wilkus	—	—	742,566	(4)	594,346	$7,253,576	$5,075,097
John R. Erickson	207,815	$1,868,207	140,800	(4)	471,866	$2,052,422	$4,061,328
Ira J. Wagner	232,799	$2,378,880	8,000	(4)	471,866	$50,760	$4,061,328
Samuel A. Flax	—	—	—		258,666	—	$445,600
Roland H. Cline	134,132	$1,871,617	5,866	(4)	239,854	$36,662	$1,942,465
Brian Graff	60,147	$513,763	99,192	(4)	261,946	$1,212,813	$1,897,762
Gordon J. O’Brien	177,685	$1,836,737	89,980	(4)	294,523	$1,296,887	$2,405,287
Darin R. Winn	53,697	$772,068	203,280	(4)	406,416	$2,171,557	$2,642,566
Mary C. Baskin	—	—	15,000		—	$200,955	—
Neil M. Hahl	—	—	20,000		—	$337,010	—
Philip R. Harper	—	—	—		—	—	—
Stan Lundine	10,000	$179,058	10,000		—	$161,160	—
Kenneth D. Peterson, Jr.	—	—	15,000		—	$141,900	—
Alvin N. Puryear	—	—	20,000		—	$337,010	—

(1)	Option grants and exercises for Ms. Baskin and Messrs. Hahl, Harper, Lundine, Peterson and Puryear pertain to the 1997 Disinterested Director Stock Option Plan. See “Director Compensation.”
(2)	“Value Realized” is calculated at the market price on the date of exercise, less the option exercise price, but before any tax liabilities or transaction costs. This is a deemed market value, which may actually be realized only if the shares are sold at that price.
(3)	Value of unexercised options is calculated at the closing market price on December 31, 2005 ($36.21), less the option exercise price, but before any tax liabilities or transaction costs. Options, if any, with an exercise price greater than the market price as of December 31, 2005, are shown as having no value.
(4)	Includes certain unvested options, the terms of which allow them to be exercised before they are vested. The terms of such early exercise generally provide the Company a call option on stock purchased in such circumstances in the event the holder terminates employment with the Company prior to the vesting date.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options or other rights to acquire shares of American Capital Common Stock may be granted from time to time.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	10,060,263	$28.71	2,206,217
Equity compensation plans not approved by security holders	0	0	0

(1)	All of the Company’s equity compensation plans have been approved by its Stockholders.

Employment Agreements

In March 2003, the Company entered into employment agreements with each of Messrs. Wilkus, Erickson and Wagner, replacing existing agreements with each of them. An amendment to each of Messrs. Erickson’s and Wagner’s employment agreements was executed as of March 1, 2004. The agreements of each of Messrs. Erickson and Wagner provide for a one-year term that renews on a daily basis so that there will always be one year remaining until either party gives notice that the automatic renewals are to be discontinued. Mr. Wilkus’ agreement has a two-year term which on each anniversary renews for an additional year, unless either party has given six months’ advance written notice that the automatic extensions are to cease. The base salary under Mr. Wilkus’ agreement is $530,000 per year and the base salary under the agreements of Messrs. Erickson and Wagner is $400,000 per year. The Compensation and Corporate Governance Committee has the sole right to increase the base salary during the term of each agreement and, for 2006, it has set the base salary of Mr. Wilkus at $1,150,000, and the base salary of each of Messrs. Erickson and Wagner at $835,000. Additionally, the base salary may be decreased but not below the original base salary. The employment agreements provide that the Messrs. Wilkus, Erickson and Wagner are entitled to participate in a performance-based target bonus program under which Mr. Wilkus will annually receive up to 230% of his base salary and Messrs. Erickson and Wagner will receive up to 175% of their base salary, depending on the portfolio and Company performance and the officer’s performance against certain criteria established by the Compensation and Corporate Governance Committee. Mr. Wilkus is entitled to receive 5% of his bonus regardless of the Company’s performance.

In the event the Company should terminate any of Messrs. Wilkus’, Erickson’s or Wagner’s employment by reason of his disability, he is entitled to a continuation of his base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by him during this period. In addition, he will be entitled to receive a target bonus for the year in which his employment is terminated following a disability based on the highest target bonus that could have been earned in that year by him and a further bonus payment during the one-year salary continuation period (two years in the case of Mr. Wilkus) equal to the highest target bonus that could have been earned by him during the year in which the disability termination occurred. During the base salary continuation period following a disability, he will also continue to receive insurance and other employee benefits.

In the event that any of Messrs. Wilkus’, Erickson’s or Wagner’s employment is terminated by the Company other than for his misconduct, he is entitled to receive a continuation of base salary, target bonus and insurance benefits for a specified period as well as payment of a prorated target bonus for the year of termination computed at the highest target bonus that could have been earned in the year of termination. In the case of Mr. Wilkus, the continuation period is two years, and in the case of Messrs. Erickson and Wagner, the period is 18 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination. The target bonus paid during the continuation period would be the higher of the highest target bonus that could have been earned in the year of termination and the highest target bonus that was actually paid to him in the three years preceding termination. No such amounts would be paid if the termination was the result of misconduct by him, which is generally defined as failure by him to perform his duties under the employment agreement after notice and a cure period, the commission by him of dishonest, demonstrably injurious acts or material breaches of the employment agreement or other Company policies. Before he is eligible to receive any such compensation or benefits, he must enter into a mutual release agreement with the Company.

In the event of a termination of either of Messrs. Erickson or Wagner by the Company other than for misconduct in the three months preceding or 18 months following a change of control of the Company, the salary and bonus continuation periods noted above would generally be lengthened. In the case of Messrs. Erickson and Wagner the period would be two years. Additionally, if following a change of control “good reason” exists, either of Mr. Erickson or Mr. Wagner may terminate his employment and receive the same severance benefits as if he had been terminated other than for misconduct by the Company. “Good reason” is generally defined as including a material adverse alteration to his position, location of employment or responsibilities, a material breach by the Company of the employment agreement, an unpermitted termination of the his employment or material adverse changes to his indemnification rights.

Mr. Wilkus has the right to declare that good reason exists regardless of whether a change of control has occurred, terminate his employment and receive the salary, target bonus and benefits described above for a termination by the Company other than for misconduct. In the event of a change of control, Mr. Wilkus may terminate his employment (regardless of whether good reason exists) and receive the salary, target bonus and benefits described above for three years.

If any of Messrs. Wilkus, Erickson or Wagner dies during the term of his employment agreement, his estate will be entitled to receive his target bonus for the year in which the death occurs, prorated through the date of death based on the highest target bonus that could have been earned in that year, and a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which he was employed by the Company.

Each of Messrs. Wilkus’, Erickson’s and Wagner’s employment agreements also include confidentiality provisions and a non-competition covenant, which applies for the longer of 12 months and the period of any severance payments. If severance payments are being made to any of Messrs. Wilkus, Erickson or Wagner, he may terminate the non-competition period early by foregoing the severance payments.

Each of Messrs. Wilkus’, Erickson’s and Wagner’s employment agreements provide that his employment with the Company will be his primary employment.

DIRECTOR COMPENSATION

Effective July 1, 2005, the Company increased the annual retainer fee paid to non-employee directors from $25,000 to $50,000. Each non-employee director thus received an annual retainer fee of $37,500 for 2005 (non-employee directors who chaired a Board of Directors committee received an additional $5,000). Each non-employee director also received a fee of $1,500 for each meeting of the Board of Directors or each separate committee meeting attended. For 2006, each non-employee director will be compensated at the same rate. Directors are reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with Board of Directors and committee meetings. Directors also receive imputed income reflected in their aggregate compensation for income tax purposes in cases where non-director family members may accompany an employee on a business trip. Directors who are employees of the Company do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2005:

Name	2005 Compensation
Mary C. Baskin	$125,000	[1]
Neil M. Hahl	$125,000	[2]
Philip R. Harper	$128,000	[3]
Stan Lundine	$115,500
Kenneth D. Peterson, Jr.	$103,500
Alvin N. Puryear	$123,000

(1)	In 2005, Ms. Baskin also received compensation of $7,500 for service as a member of the Board of Directors of eLynx Holdings, Inc., a portfolio company of the Company.
(2)	In 2005, Mr. Hahl also received compensation of $10,000 for service as a member of the Board of Directors of WWC Acquisitions, Inc., a portfolio company of the Company.
(3)	In 2005, Mr. Harper also received compensation of $20,000 for service as a member of the Board of Directors of 3SI Security Systems, a portfolio company of the Company.

The Company established the 1997 Disinterested Director Stock Option Plan (the “1997 Director Stock Option Plan”) for directors who are not employees of the Company. As of May 14, 1999, the SEC issued an order approving the 1997 Director Stock Option Plan, which was required under the 1940 Act for the Director Stock Option Plan to become effective. The 1997 Director Stock Option Plan provides for the issuance to participants of options to purchase an aggregate of 150,000 shares of American Capital Common Stock. Options to purchase a maximum of 25,000 shares may be issued to any single participant under the 1997 Director Stock Option Plan. Messrs. Hahl, Harper and Lundine, who were directors on the date of Board of Directors’ approval of the 1997 Director Stock Option Plan, November 6, 1997, each received automatic grants of options to purchase 15,000 shares of American Capital Common Stock. Dr. Puryear was granted options to purchase shares of American Capital Common Stock as of September 15, 1998, the date he became a director, conditioned on the issuance of the SEC exemption order. In addition, as of May 15, 2000, Messrs. Hahl, Harper, Lundine and Puryear received grants of options to purchase an additional 5,000 shares each. Ms. Baskin and Mr. Peterson were granted options for 15,000 shares each on June 15, 2000, and January 15, 2001, respectively. Such options vested over a three-year period on each of the first three anniversaries of the respective dates noted above. The exercise price for the original option grants is $18.625 per share, which was the closing price of American Capital Common Stock on The Nasdaq National Market as of May 14, 1999, the date the SEC approval order became effective. The other options have exercise prices equal to the closing price of American Capital Common Stock on the day preceding the date of grant. All options expire ten years from the date of grant except that the initial grants to Messrs. Hahl, Harper and Lundine expire on November 6, 2007, and Dr. Puryear’s initial grant expires on September 15, 2008.

In 2000, the Board of Directors adopted and the Stockholders approved the adoption of the 2000 Disinterested Director Stock Option Plan (the “2000 Director Stock Option Plan,” and, together with the 1997 Director Stock Option Plan, the “Existing Director Stock Option Plans,” and together with the Existing Employee Stock Option Plan, the “Existing Stock Option Plans”) providing the issuance of options to purchase up to 150,000 shares of American Capital Common Stock. The plan became effective on February 28, 2006, when the SEC issued an order authorizing the Plan. Options to purchase a maximum of 25,000 shares may be issued to any single participant under the 2000 Director Stock Option Plan. Ms. Baskin, Messrs. Hahl, Harper, Lundine, and Peterson, and Dr. Puryear, who were directors of the Company on the date of the order, each received an automatic grant of options to purchase 25,000 shares of American Capital Common Stock. Two-thirds of the shares of American Capital Common Stock subject to such options vested on February 28, 2006, the date on which the 2000 Director Stock Option Plan became effective, and the remaining shares will vest on October 30, 2006. The exercise price for these option grants is $35.62 per share, which was the closing price of American Capital Common Stock on The Nasdaq National Market on February 28, 2006. These options expire on October 30, 2013. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a plurality of the votes of all shares of American Capital Common Stock present, represented and entitled to vote at the Annual Meeting. A “plurality” of votes refers to having a candidate being elected to an office by receiving more of the votes that are cast than are received by any other candidate, without considering whether the leading candidate received a majority of the votes that were cast. In the context of the election of three directors at the Annual Meeting, it will mean that the three candidates receiving the highest number of FOR votes cast will be elected, regardless of whether they received the votes of a majority of the shares voted at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

PROPOSAL 2: APPROVAL OF

THE 2006 STOCK OPTION PLAN

General Information

The 2006 Stock Option Plan was approved by the Board of Directors on March 23, 2006, and April 6, 2006, after the Board concluded that the number of shares authorized and available for grant under the Existing Stock Option Plans was insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. Implementation of the 2006 Stock Option Plan is subject to Stockholder approval. In addition, implementation of the 2006 Stock Option Plan insofar as it applies to the non-employee directors requires the issuance of an order by the SEC under the 1940 Act.

Prior to the Board’s actions, the Compensation and Corporate Governance Committee, which administers the Existing Stock Option Plans, reviewed the Existing Stock Option Plans and their role in compensating and providing appropriate incentives to the officers, employees and directors of the Company. This committee and the full Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is necessary to help attract, retain and motivate officers, employees and directors of outstanding competence and to align further their interests with those of the Stockholders. Thus, stock-based compensation advances the interests of the Company. However, as a business development company under the 1940 Act (“BDC”), the Company is restricted in the forms of incentive compensation that it can provide. For instance, under the 1940 Act, the Company cannot either compensate employees or directors with grants of restricted stock or provide programs such as stock appreciation rights.

The Company competes with numerous private equity funds for its investment professionals. Such funds commonly provide a 20% carried interest in each newly-raised fund to their general partners and employees. The Company believes that its employee and director option plans must provide an economic interest in the Company similar to that generally gained by partners and employees in private equity funds. As of April 4, 2006, there remain only 191,380 shares available for option grants under the Existing Employee Stock Option Plans and 40,000 shares available for option grants under the Existing Director Stock Option Plans.

Considering the importance of the Existing Stock Option Plans to the Company, the 32% growth in the number of outstanding shares of American Capital Common Stock since the February 24, 2005, meeting of the Board of Directors at which the 2005 Employee Stock Option Plan was approved and the limited number of options available for grant, the Board of Directors has approved (on the recommendation of the Compensation and Corporate Governance Committee), and is submitting to the Stockholders for approval, the 2006 Stock Option Plan. Unlike the Existing Stock Option Plans, which apply either to employees or to non-employee directors, the 2006 Stock Option Plan applies to both employees and non-employee directors. This change is being made primarily for administrative efficiency and convenience.

The 2006 Stock Option Plan provides for the issuance of (a) an aggregate maximum number of 6,750,000 shares of Common Stock, or 5.1% of the 131,896,769 shares of Common Stock outstanding as of April 4, 2006, pursuant to options granted to employees, and (b) an aggregate maximum number of 320,000 shares of American Capital Common Stock, or 0.2% of the 131,896,769 shares of American Capital Common Stock outstanding as of April 4, 2006, pursuant to options granted to non-employee directors. It is the Company’s policy with all of its option plans to grant options to all non-employee directors and virtually all employees of the Company.

The shares of American Capital Common Stock available for grant under the Existing Stock Option Plans plus the shares subject to existing unexercised options under the Existing Stock Option Plans equal 9.2% of the shares of American Capital Common Stock outstanding as of April 4, 2006. When added to the shares that can be issued pursuant to options under the 2006 Stock Option Plan, the total shares available for issuance pursuant to options would equal 14.6% of the shares of American Capital Common Stock outstanding as of April 4, 2006. The Compensation and Corporate Governance Committee and the Executive Committee believe that this is generally a lower percentage than is typical of other publicly-traded financial services companies. A copy of the 2006 Stock Option Plan appears as Exhibit I to this Proxy Statement.

Summary of Material Provisions of the 2006 Stock Option Plan

General

The following is a summary of certain provisions of the 2006 Stock Option Plan. The Company proposes to establish the 2006 Stock Option Plan for the purpose of attracting, retaining and motivating employees and directors of outstanding competence and to align further their interests with those of the Stockholders. All employees and directors, including non-employee directors, of the Company and, if permitted by law, its subsidiaries, are eligible to participate in the 2006 Stock Option Plan. As of April 4, 2006, there were approximately 337 employees and six non-employee directors of the Company. Unless sooner terminated by the Board of Directors, the 2006 Stock Option Plan will terminate on March 23, 2016, and no additional awards may be made under the 2006 Stock Option Plan after that date, though the validity of options outstanding as of the termination date will not be affected. The maximum number of shares of American Capital Common Stock that may be covered by options granted under the 2006 Stock Option Plan for a single employee is 750,000 and the maximum number of shares of American Capital Common Stock that may be covered by options granted under the 2006 Stock Option Plan for a single non-employee director is 40,000. The market value of the shares of American Capital Common Stock underlying the options to be granted under the 2006 Stock Option Plan was $249,217,500 as of April 4, 2006. This amount was calculated by multiplying the closing price of American Capital Common Stock as reported on The Nasdaq National Market as of April 4, 2006, times the number of options committed to be granted. No deduction was made for the strike price of the option that would have to be paid by the option holder to the Company in the event of an exercise of such option.

Options granted under the 2006 Stock Option Plan may be either “incentive stock options” within the meaning of Section 422 of the Code (“ISO”), or non-qualified stock options, and entitle the optionee, upon exercise, to purchase shares of American Capital Common Stock from the Company at a specified exercise price per share. Incentive stock options may only be granted to employees and must have a per share exercise price of no less than the fair market value on the date of grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of a share of American Capital Common Stock on the date of the grant. Non-qualified stock options granted under the 2006 Stock Option Plan must have a per share exercise price of no less than the fair market value of a share of American Capital Common Stock on the date of the grant, unless the per share exercise price is reduced by the amount of cash dividends paid on shares of American Capital Common Stock, as described below.

Options granted under the 2006 Stock Option Plan may be exercised for a period of no more than ten years from the date of grant, or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, no more than five years from the date of grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee’s lifetime only by the optionee.

The Compensation and Corporate Governance Committee will administer grants to employees under the 2006 Stock Option Plan and the Executive Committee will administer grants to non-employee directors under the 2006 Stock Option Plan. The 2006 Stock Option Plan grants the respective committees the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations. In addition, the 2006 Stock Option Plan provides that the respective committees may reduce the exercise price of options by the amount of any cash dividends paid on American Capital Common Stock after the option is granted but before it is exercised. The Company has agreed with the staff of the SEC that no such adjustments in the exercise price of options granted under the 2006 Stock Option Plan will be made unless the Company receives confirmation from the staff of the SEC that the Company may do so. In December 2005, the Company filed an application with the SEC to permit such adjustments.

Under the Company’s current accounting policies, the Company expenses options granted under all of its stock option plans for options granted in and after 2003. The expensing of stock options under such policies does not affect the Company’s taxable income. The amount that must be distributed to Stockholders as dividends is based on the Company’s taxable income. Without the approval of the Stockholders, except in connection with a stock split, dividend or similar event (upon receipt of confirmation from the staff of the SEC that the Company may do so), the respective committees will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

The exercise price for stock options granted under the 2006 Stock Option Plan is payable in cash. The respective committees may provide, if permitted by applicable law, that the exercise price of an option may be paid in American Capital Common Stock or by delivery of an exercise notice along with an irrevocable instruction to a broker to sell shares and deliver cash to the Company, and the Compensation and Governance Committee may provide, to the extent permitted by applicable law, that the exercise price of an option granted to an employee may be paid by delivery of a promissory note. The respective committees may also authorize, to the extent permitted by applicable law, a “cashless exercise” arrangement whereby an optionee, without payment of the exercise price, receives upon exercise, shares having an aggregate fair market value equal to the product of (i) the excess of the fair market value of a share on the exercise date over the exercise price and (ii) the number of shares covered by the option. It should be noted though that the 1940 Act effectively prohibits the payment of an option’s exercise price in American Capital Common Stock or the use of “cashless exercise” arrangements involving the Company. Additionally, the Sarbanes-Oxley Act of 2002 prohibits the Company from accepting promissory notes from executive officers and directors for the exercise price of options.

The 1940 Act imposes certain requirements on options that would be granted under the 2006 Stock Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the underlying stock at the date of issuance, that the plan must be approved by the Stockholders and a majority of the Company’s directors who are not Interested Persons, and that the Company not have a profit-sharing plan as described in the 1940 Act. The 2006 Stock Option Plan, as applicable, meets each of these requirements.

Additional Provisions Applicable to Options for Employees

The Compensation and Corporate Governance Committee will administer grants to employees under the 2006 Stock Option Plan. This committee will have the authority, subject to the provisions of the 2006 Stock Option Plan, to determine employees who will receive awards under the 2006 Stock Option Plan, the number of shares subject to options in each award and the terms of such awards. Among the terms that will be set by the Compensation and Corporate Governance Committee will be the vesting schedule and period. The Compensation and Corporate Governance Committee has not approved any grants of options under the 2006 Option Plan to any Executive Officer. The Compensation and Corporate Governance Committee has approved grants of options for a total of 174,500 shares of American Capital Common Stock to employees of the Company who are not Executive Officers as of April 4, 2006, contingent on Stockholder approval of the 2006 Option Plan.

Additional Provisions Applicable to Options for Non-Employee Directors

Under the 1940 Act, the proposal to issue options to non-employee directors under the 2006 Stock Option Plan must be approved by the SEC on the basis that the proposal is fair and reasonable and does not involve overreaching of the Company or its Stockholders. The Company expects to file an application for such an order shortly after the issuance of this Proxy Statement. No options will be issued to non-employee directors under the 2006 Stock Option Plan until the SEC issues such an order (an “SEC Approval Order”).

The 2006 Stock Option Plan is designed such that all grants to non-employee directors will be automatic and nondiscretionary.

Each person who was a non-employee director on May 11, 2006, will automatically be granted an option to purchase 40,000 shares of American Capital Common Stock on the date of the SEC Approval Order. Such an option will be deemed to vest over a three-year period commencing on May 11, 2006, the date of the Annual Meeting. Vested options may be exercised no later than May 11, 2016, or, if later, the three-year anniversary of the date of the SEC Approval Order.

Each person who becomes a non-employee director after May 11, 2006, will (assuming that there are a sufficient number of shares available for issuance under the 2006 Stock Option Plan) automatically be granted an option to purchase 40,000 shares of American Capital Common Stock as of the later of the date of the SEC Approval Order and the date the person becomes a non-employee director. Such an option will be deemed to vest over a three-year period commencing on the date the person becomes a non-employee director. Vested options may be exercised no later than the ten-year anniversary of the date the person becomes a non-employee director, or, if later, the three-year anniversary of the date of the SEC Approval Order.

In the event of death or the Disability (as defined in the 2006 Stock Option Plan) of a non-employee director during his or her service as a director, the unexercised portions of his or her options will immediately become exercisable and may be exercised for a period of three years following the date of death or one year following the date of Disability (but no later than the respective expiration dates of the options). In the event of termination of a non-employee director’s service as a director for “Cause” (as defined in the 2006 Stock Option Plan), the unexercised portions of his or her options terminate immediately upon such termination, unless otherwise determined by the Executive Committee. If a person ceases to be a non-employee director for any reason other than death, disability or termination by the Company for cause, the unexercised portions of his or her vested options (if then exercisable) generally will be exercisable for a period of one year thereafter (but not later than the respective expiration dates of the options).

New Plan Benefits

The following table sets forth the number of options that have been committed to be granted to individuals in the following groups under the 2006 Stock Option Plan as of April 4, 2006, subject to Stockholder approval of the 2006 Stock Option Plan:

	2006 Stock Option Plan
Name and Position	Number of Shares of American Capital Common Stock Underlying Option Grant(1)	Market Value of Underlying Shares of Common Stock(2)
All Non-Employee Directors as a Group	240,000	$8,460,000
All Non-Executive Officer Employees as a Group	174,500	$6,151,125
Total	414,500	$14,611,125

(1)	Amounts represent options approved for grant by the Compensation and Corporate Governance Committee as of April 4, 2006. The Company may grant additional options under the 2006 Stock Option Plan to such person(s) or group(s) of persons at future times.
(2)	The market value of underlying shares of common stock is calculated by multiplying the closing price of American Capital Common Stock as reported on The Nasdaq National Market as of April 4, 2006 times the number of options committed to be granted. No deduction is made for the strike price of the option that would have to be paid by the option holder to the Company in the event of an exercise of such option.

Except as set forth above, the Company cannot determine at this time what benefits or amounts, if any, will be received by or allocated to any other person or group of persons under the 2006 Stock Option Plan if the 2006 Stock Option Plan is approved by the Stockholders, or what amounts would have been received by any person or group of persons for the last fiscal year if the 2006 Stock Option Plan had been in effect.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of options granted pursuant to the 2006 Stock Option Plan. State, local and foreign tax consequences may differ.

ISOs.    A participant who is granted an ISO will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an

ISO within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the ISO in the same manner as on the exercise of a non-qualified stock option, as described below.

Non-qualified Stock Options.    A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the non-qualified stock option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the 2006 Stock Option Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Withholding.    The Company’s obligation to issue or deliver shares is subject to the satisfaction of applicable tax withholding. The respective committees may provide that a participant can satisfy tax withholding by (a) making a cash payment, (b) authorizing the Company to withhold shares that would otherwise be issued upon the exercise of the option, or (c) delivering to the Company already owned and unencumbered shares of American Capital Common Stock.

Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a non-qualified stock option (including an ISO that is treated as a non-qualified stock option, as described above), the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation.    Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2006 Stock Option Plan has been designed to allow, but not require, the grant of options that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

New Tax Rules Affecting Nonqualified Deferred Compensation Plans.    Options under the 2006 Stock Option Plan may be subject to new federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004 (the “Act”), and which became effective on January 1, 2005. Failure to comply with the new rules or qualify for an exemption in respect of an option could result in significant adverse tax results to the grantee of such option, including immediate taxation of the option upon vesting (and immediate taxation upon vesting of the grantee’s awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2006 Stock Option Plan has been designed to allow, but not require, the grant of options that are intended to comply with the new deferred compensation rules or qualify for an exemption.

Conclusion and Recommendation; Vote Required

The Board of Directors believes that it is in the best interests of the Company and the Stockholders to adopt the 2006 Stock Option Plan, to help attract and retain and motivate employees and directors of outstanding competence and to align further their interests with those of the Stockholders.

A majority of the votes of all shares of American Capital Common Stock present, represented and entitled to vote at the Annual Meeting is necessary for approval of this proposal. Abstentions have the effect of counting as votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2006 STOCK OPTION PLAN.

PROPOSAL 3: APPROVAL OF INCENTIVE BONUS PLAN,

INCLUDING THE PLAN’S INVESTMENT IN AMERICAN CAPITAL COMMON STOCK

General

The Board of Directors, on the recommendation of the Compensation and Corporate Governance Committee, adopted the Amended and Restated American Capital Incentive Bonus Plan on March 23, 2006, and April 6, 2006 (the “Incentive Bonus Plan”). The Incentive Bonus Plan, as more fully described below, provides for the payment to participants of awards, certain of which are paid currently and others of which are only paid in the future, generally subject to a vesting schedule contingent on the employee’s continued employment with American Capital. The Incentive Bonus Plan is subject to Stockholder approval at the Annual Meeting because, in part, it provides for the investment of cash contributions in American Capital Common Stock. If the Stockholders fail to approve the Incentive Bonus Plan, then it is expected that the Board of Directors would amend the plan so that prior and future contributions to the plan would be invested in securities other than American Capital Common Stock. The Incentive Bonus Plan would then not need stockholder approval.

The Compensation and Corporate Governance Committee and the Board of Directors believe that the respective interests of the employees, the Stockholders and the Company would be best served if the awards under the Incentive Bonus Plan that are to be paid in the future would be invested in American Capital Common Stock prior to their distribution. This would subject recipients of awards to appreciation or depreciation on American Capital Common Stock and allow participants to receive the benefit of dividends paid on the Common Stock and thereby directly align the interests of employees and Stockholders. However, under the Nasdaq Marketplace Rules, such investment in American Capital Common Stock would cause the Incentive Bonus Plan to constitute an “equity compensation arrangement,” which requires Stockholder approval.

The Incentive Bonus Plan also provides a non-exclusive framework that can satisfy the standards of Section 162(m) of the Code. Under the Incentive Bonus Plan, the Compensation and Corporate Governance Committee will designate performance measures and a bonus formula (“Performance Goals”) for each plan participant who is an Executive Officer. (The Performance Goals will not apply to certain grants made under the Incentive Bonus Plan prior to the Annual Meeting.) Utilizing those criteria and other factors that the Compensation and Corporate Governance Committee determines appropriate, the Compensation and Corporate Governance Committee expects to use the Incentive Bonus Plan to reward accomplishments achieved or recognized during specified periods. The Board of the Directors believes that the Incentive Bonus Plan would thus benefit Stockholders because it creates a strong incentive for executives to meet or exceed specified Performance Goals. Thus, Stockholders are also being asked to approve the Incentive Bonus Plan to fulfill one of the requirements to qualify the amounts paid to Executive Officers pursuant to the Incentive Bonus Plan for a United States federal income tax deduction. If the Stockholders fail to approve this Proposal 3, the Company would be able to provide current and long-term incentive compensation to Executive Officers; however, at least a portion of such compensation would not be qualified for a United States federal income tax deduction.

Objectives

The Compensation and Corporate Governance Committee and the Board of Directors believe that the Company’s continued success depends on its ability to attract, retain and motivate highly qualified officers and employees through the use of both current and long-term incentive compensation programs. The 2006 Stock Option Plan and the Existing Employee Stock Option Plans provide certain forms of such compensation. However, they do not, at present, allow participants to share in the dividends paid on American Capital Common Stock. This is significant because a substantial component of the total return to Stockholders comes in the form of the dividend.

At one time, American Capital extended loans to option plan participants to facilitate their exercise of options and the owning of American Capital Common Stock. Such loans were specifically permitted under the 1940 Act and American Capital Common Stock purchased with such loans and owned by participants paid dividends. The loan program was also desirable in that participants shared in the risk of ownership of the stock. Thus, the loan program balanced the benefits and risks of share ownership for the participants. However, the Sarbanes-Oxley Act of 2002 prohibited any further loans to Executive Officers for the exercise of stock options and the Board of Directors voted to discontinue the loan program.

As a BDC, the Company is restricted under the 1940 Act in the forms of incentive compensation that it can provide to its employees. For instance, the Company cannot compensate employees with grants of restricted stock or provide programs such as stock appreciation rights. The Company competes with numerous private equity funds for its investment professionals. Such funds typically provide a 20% carried interest in each newly-raised fund to their general partners and employees. The Company believes that its employee compensation plans must provide an economic interest in the Company similar to that generally gained by partners and employees in private equity funds. Generally, the 2006 Stock Option Plan would accomplish that objective if option holders would share in the dividends paid on American Capital Common Stock. This is significant because a substantial component of the total return to American Capital Stockholders comes in the form of the dividend. However, the Existing Option Plans and the 2006 Stock Option Plan do not provide, at present, any participation by option holders in future dividends paid on American Capital Common Stock.

The foregoing discussion and the discussion below briefly describe the material features of the Incentive Bonus Plan. The following summary of the material features of the Incentive Bonus Plan is entirely qualified by reference to the full text of the Incentive Bonus Plan, a copy of which appears as Exhibit II to this Proxy Statement.

Description of the Incentive Bonus Plan

Types of Awards

The Incentive Bonus Plan permits the grant of both “Annual Awards” and “Bonus Awards,” each as described below (each, an “Award”).

Annual Awards.    The Incentive Bonus Plan authorizes the Compensation and Corporate Governance Committee to grant Annual Awards on such terms and conditions as the Compensation and Corporate Governance Committee may specify, including terms and conditions that make the grant or vesting of each Annual Award contingent upon the attainment of one or more Performance Goals, as discussed further below. It is generally expected that only Executive Officers will receive Annual Awards.

Unless otherwise specified by the Compensation and Corporate Governance Committee in a grant agreement, an Annual Award (a) will relate to a period of one year or less, and (b) will be forfeited if the Award recipient fails to be continuously employed by the Company (or a subsidiary) during the period beginning on the date of grant of the Annual Award and ending on the date the Annual Award is paid. The Compensation and Corporate Governance Committee has approved the following maximum amount of Annual Awards for the named Executive Officers and all the Executive Officers as a group, assuming approval of the Incentive Bonus Plan:

Name and Position	2006 Maximum Target Bonus
Malon Wilkus, Chairman, President & CEO	$3,438,500

John Erickson, Executive Vice President and CFO	$1,899,625

Ira Wagner, Executive Vice President and COO	$1,899,625

All Executive Officers, as a Group	$13,289,250

Except as shown above, the Company cannot determine at this time what benefits or amounts, if any, will be received by or allocated to any other person or group of persons under the Incentive Bonus Plan if the Incentive Bonus Plan is approved by the Stockholders, or what amounts would have been received by any person or group of persons for the last fiscal year if the Incentive Bonus Plan had been in effect.

Bonus Awards.    The Compensation and Corporate Governance Committee is authorized under the Incentive Bonus Plan to grant, in its sole discretion, Bonus Awards on such terms and conditions as the Compensation and Corporate Governance Committee may specify, including terms and conditions that make the grant or vesting of any Bonus Award contingent upon the attainment of one or more Performance Goals. It is expected that only awards to Executive Officers of the Company will be subject to Performance Goals.

Each Bonus Award granted under the Incentive Bonus Plan will be credited to a separate bookkeeping account established for the Bonus Award in the name of the participant. The participant will vest in the bonus account established for the Bonus Award in accordance with the vesting schedule specified by the Compensation and Corporate Governance Committee. Vested portions of a Bonus Award (each portion, a “Bonus Tranche”) will be paid to a participant as soon as practicable following the date on which the participant becomes vested in those portions. (If the Stockholders approve this Proposal 3, Bonus Tranches will be paid in shares of American Capital Common Stock.) However, a participant may elect, under the terms of the Incentive Bonus Plan, to defer the payment of a vested Bonus Tranche to a later payment date (or payment dates) allowed by the Compensation and Corporate Governance Committee and permitted under Section 409A of the Code (but no later than ten years after the date of grant). Notwithstanding any deferral election, the vested portion of a participant’s bonus account(s) will generally be paid on the participant’s separation from service, death or becoming disabled, or upon the occurrence of a change of control.

The Company has established a trust fund to fund the payment of bonus awards to be paid in the future (the “Trust”). The Trust’s assets are currently invested in Freddie Mac discount notes and Federal Home Loan Bank discount notes. Should the Stockholders approve this Proposal 3 at the Annual Meeting, the Compensation and Corporate Governance Committee will designate the assets of the Trust to be invested in American Capital Common Stock and the Compensation and Corporate Governance Committee will designate American Capital Common Stock as a notional investment for all bonus accounts. If dividends are paid on American Capital Common Stock they will be reinvested by the Trust in American Capital Common Stock and all bonus accounts will be deemed to be reinvested in American Capital Common Stock. If the Stockholders fail to approve this Proposal 3, then it is expected that the Board of Directors would amend the plan so that prior and future contributions to the plan would be invested in securities other than American Capital Common Stock.

Notwithstanding the establishment of the Trust, (a) all credits and adjustments to bonus accounts will be bookkeeping interests only and will not represent a special reserve or otherwise constitute a funding of the Company’s unsecured promise to pay amounts in respect of any Award, and (b) to the extent that a participant acquires a right to payment from the Company under the Incentive Bonus Plan, such right will be no greater than the right of any unsecured creditor of the Company, and such participant will have only the unsecured promise of the Company that such payment will be made. The Incentive Bonus Plan is intended to constitute an unfunded bonus program exempt from the Employee Retirement Income Security Act of 1974, as amended.

As of January 19, 2006, the Compensation and Corporate Governance Committee approved the following Bonus Awards to the named Executive Officers, all Executive Officers as a group, and other employees of the Company as a group. The cash amount of the awards has been contributed to the Trust, but will be invested in American Capital Common Stock only if this Proposal 3 is approved by the Stockholders.

Name and Position	2006 Bonus Award(1)	Estimated Number of Shares(2)
Malon Wilkus, Chairman, President & CEO	$2,671,680	75,792

John Erickson, Executive Vice President and CFO	$1,768,113	50,159

Ira Wagner, Executive Vice President and COO	$1,768,113	50,159

All Executive Officers, as a Group	$11,104,349	315,017

All Other Employees, as a Group	$15,355,951	435,630

(1)	Represents Bonus Awards made in January 2006. No further Bonus Awards have been proposed or approved.
(2)	Estimated number of shares of American Capital Common Stock to be purchased by the Trust and allocated as a notional investment under bonus accounts, based on Bonus Awards made in January 2006 and assuming a per share price for American Capital Common Stock of $35.25, the closing price on The Nasdaq National Market on April 4, 2006.

Eligibility

All individuals determined by the Compensation and Corporate Governance Committee to be employees of the Company and, if permitted by law, its subsidiaries (“Employees”), are eligible to receive grants of Awards under the Incentive Bonus Plan. As of April 4, 2006, the number of Employees eligible to receive grants under the Incentive Bonus Plan is approximately 337, and as of the same date, 286 Employees (including the eight Executive Officers) have received Bonus Awards under the Incentive Bonus Plan. In addition, the Compensation and Corporate Governance Committee has made each of the eight Executive Officers of the Company eligible for an Annual Award, with the actual payment of any Annual Award subject both to subsequent approval by the committee and Stockholder approval of this Proposal 3.

Administration

The Incentive Bonus Plan is administered by the Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee generally has plenary authority and discretion to determine the Employees to whom Awards may be granted; the terms of all Awards; the time or times at which Awards are made; the Performance Goals, if any, applicable to Awards; any provisions relating to the vesting of any Award; and, in the case of a Bonus Award, any procedures pursuant to which a participant may elect to defer payment of the Award. The Compensation and Corporate Governance Committee may, consistent with applicable law, delegate its administrative powers to the Company’s Chief Executive Officer or any other person. References in this description of the Incentive Bonus Plan to the “Compensation and Corporate Governance Committee” include any such person to whom the Compensation and Corporate Governance Committee’s administrative powers have been delegated.

Stock Subject to the Incentive Bonus Plan

As noted above, if the Stockholders approve this Proposal 3 at the Annual Meeting, the Trust will purchase shares of American Capital Common Stock, which will be used as a notional investment for bonus accounts. The maximum number of shares of American Capital Common Stock that may be purchased by the Trust will be

3,800,000, provided that the Trust will be permitted to use dividends on American Capital Common Stock to purchase additional shares, including through the Company’s Dividend Reinvestment Plan, if permissible. However, there is no requirement that the Company make contributions to the Trust sufficient to purchase 3,800,000 shares of American Capital Common Stock or any other number of shares.

If the outstanding American Capital Common Stock changes as a result of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Compensation and Corporate Governance Committee may, in its discretion, substitute or adjust the maximum number of shares of American Capital Common Stock that may be issued under the Incentive Bonus Plan.

Performance Goals

As noted above, the terms and conditions of an Award may provide for the grant, vesting or payment of Annual Awards and the grant or vesting of Bonus Awards to be contingent upon the achievement of one or more specified Performance Goals. It is expected that only Awards made to persons then serving as Executive Officers will be subject to Performance Goals. For this purpose, “Performance Goals” means performance goals established by the Compensation and Corporate Governance Committee, which may be based on sales, return on equity, revenue, net operating income, net income, book value per share, dividend characterization, return on assets, cash flow, equity or investment growth, gross amount invested, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet objectives, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance or any other objective goals established by the Compensation and Corporate Governance Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to a participant or the department, branch, subsidiary or other division in which he or she works, or may be based on the performance of the Company and/or one or more or its subsidiaries, and may cover such period as may be specified by the Compensation and Corporate Governance Committee.

Limits on Grants

The maximum aggregate dollar amount of all Annual Awards granted to any Employee for any calendar year is $10,000,000. No Annual Awards will be effective unless this Proposal 3 is approved by Stockholders. The maximum aggregate dollar amount of all Bonus Awards granted to any Employee for any calendar year is $10,000,000.

Other Terms of the Incentive Bonus Plan

Unless sooner terminated by the Board of Directors, the Incentive Bonus Plan will terminate on January 19, 2016, and no Awards may be granted after this date, unless the term of the Incentive Bonus Plan is extended by vote of the Stockholders. The termination of this Incentive Bonus Plan will not affect the validity of any Award outstanding on the date of termination.

Non-Exclusivity

Nothing contained in the Incentive Bonus Plan prevents the Board of Directors from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for Executive Officers or other employees regardless of Stockholders approval of this Proposal 3. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific Executive Officers or other employees or may be generally applicable. However, for payments under the Incentive Bonus Plan to qualify as performance-based compensation under Section 162(m), any such other or additional compensation arrangements may not be designed to provide Executive Officers all or part of the compensation they would receive under the Incentive Bonus Plan regardless of whether the Performance Goal is attained.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Incentive Bonus Plan. State, local and foreign tax consequences may differ.

Annual Awards and Bonus Awards.    A participant who is granted an Annual Award or a Bonus Award under the Incentive Bonus Plan generally is not required to recognize income until the payment of cash or issuance of shares of American Capital Common Stock pursuant to the terms of the Award. In general, the amount of ordinary income the participant recognizes will equal the amount of cash and the fair market value of shares received, plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares of American Capital Common Stock issued pursuant to the Incentive Bonus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Company.    In general, in the case of an Award under the Incentive Bonus Plan, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Section 162(m) Considerations.    The Incentive Bonus Plan has been structured in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, Section 162(m) of the Code places a limit on the deductibility for federal income tax purposes of the compensation paid to the Chief Executive Officer and the four most highly-compensated Executive Officers who were employed by American Capital on the last day of its taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the company’s stockholders. For purposes of Section 162(m) the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Incentive Bonus Plan is discussed above, and Stockholder approval of the Incentive Bonus Plan will be deemed to constitute approval of each of these aspects of the Incentive Bonus Plan for purposes of the approval requirements of Section 162(m) of the Code.

Parachute Payments.    Where payments to a person that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation and Corporate Governance Committee may make Awards under the Incentive Bonus Plan as to which the vesting of such Awards is accelerated by a Change of Control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain participants.

New Tax Rules Affecting Nonqualified Deferred Compensation Incentive Bonus Plans.    New federal income tax rules that apply to “nonqualified deferred compensation plans” were enacted as part of the American Jobs Creation Act of 2004 (the “Act”), and became effective on January 1, 2005. Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient. For example, a deferral of payment of any Bonus Tranche that does not comply with Section 409A of the Code would result in immediate taxation of the Bonus Award upon vesting (and possibly immediate taxation upon vesting of the participant’s awards under certain other plans), an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Incentive Bonus Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Compensation and Corporate Governance Committee will administer and interpret the Incentive Bonus Plan and Awards accordingly.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the Incentive Bonus Plan to the Stockholders for their approval, including the investment of Trust assets in American Capital Common Stock.

A majority of the votes of all shares of American Capital Common Stock present, represented and entitled to vote at the Annual Meeting is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL OF THE INCENTIVE BONUS PLAN.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as independent public accountants for the Company since 1993 and, at a meeting on March 6, 2006, the Audit and Compliance Committee approved the appointment of Ernst & Young LLP to audit the financial statements of the Company for 2006. This selection is subject to ratification or rejection by the Stockholders. Ernst & Young LLP has no financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Please refer to the section entitled “Independent Auditors” for further information.

Ernst & Young LLP performed various audit and other services for the Company during 2005. The following presents a summary of the 2005 and 2004 fees billed by Ernst & Young LLP:

	2005	2004
Audit Fees	$2,426,221	$1,975,600
Audit-Related Fees	210,000	570,866
Tax Fees	299,402	271,282
All Other Fees	1,030,140	414,334

Total Fees	$3,965,763	$3,232,082

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of the Company’s annual financial statements, audit of management’s report on internal controls over financial reporting, review of the Company’s quarterly financial statements, SEC filings and comfort letters related to stock issuances and security custody examinations.

Audit-Related Fees

“Audit-Related Fees” relate to fees billed for required agreed upon procedures related to the Company’s securitization transactions.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance and tax due diligence services related to proposed investments by the Company.

All Other Fees

“All Other Fees” relate primarily to fees billed for market study due diligence services related to proposed investments by the Company and for structuring advice related to the establishment of European affiliates of the Company. The Audit and Compliance Committee has considered the compatibility of non-audit services with the auditor’s independence.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit and Compliance Committee for 2005 in accordance with its pre-approval policy. The Audit and Compliance Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. The policy requires the Audit and Compliance Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. Approval of such engagements may be provided in person at regularly scheduled meetings or by email upon the affirmative assent thereto by at least two members of the Audit and Compliance Committee so long as no member objects thereto. In the case of an objection, approval must be obtained at a meeting of the Audit and Compliance Committee. Pursuant to the policy, pre-approval is not required for audit or non-audit services that result in a de minimus amount of $10,000 or less, although such services are reported to the Audit and Compliance Committee promptly thereafter.

The Company’s portfolio companies may engage Ernst & Young LLP to perform audit and other services. The Company does not participate in the selection or appointment of Ernst & Young LLP by its portfolio companies.

Conclusion and Recommendation; Vote Required

The affirmative vote the holders of a majority of the shares of American Capital Common Stock entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS TO THE COMPANY.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors of the Company has appointed an Audit and Compliance Committee composed of three directors during 2005, Ms. Baskin and Messrs. Hahl and Peterson, each of whom is independent as defined in the NASD listing standards. The Board of Directors has determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act of 1933).

The Audit and Compliance Committee’s job is one of oversight as set forth in its charter, which is available on the Company’s web site at www.acas.com. It is not the duty of the Audit and Compliance Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit and Compliance Committee has reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2005.

The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit and Compliance Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed Ernst & Young’s independence with Ernst & Young LLP, and has considered the compatibility of nonaudit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2005, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit and Compliance Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for such year ended December 31, 2006.

By the Audit and Compliance Committee:

Neil M. Hahl, Chairman

Mary C. Baskin

Kenneth D. Peterson, Jr.

Use of Report of the Audit and Compliance Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit and Compliance Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require the Company’s directors and Executive Officers, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its Executive Officers, directors and greater than 10% beneficial owners, the Company believes that during fiscal 2005 all Section 16(a) filing requirements applicable to its Executive Officers, directors and Stockholders were timely satisfied, except for Gordon O’Brien’s Form 4 filing regarding his August 2005 exercise of an option for shares of American Capital Common Stock.

PROPOSALS OF STOCKHOLDERS

Any proposal intended to be presented for action at the 2007 Annual Meeting of Stockholders by any Stockholder must be received by the Secretary of the Company not later than November 23, 2006, in order for such proposal to be considered for inclusion in the Company’s proxy statement and proxy relating to its 2007 Annual Meeting of Stockholders. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in Company’s proxy statement and proxy form relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any Stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Nominations for directors made by Stockholders must be made by written notice (setting forth the information required by the Company’s Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to Stockholders.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director. Abstentions and “broker non-votes” will be counted as present only for purposes of determining a quorum. Abstentions are treated as votes against the proposals presented to the Stockholders other than the proposal for the election of directors. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In tabulating the voting results on a particular proposal, shares that constitute broker non-votes are not entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any such proposal.

FINANCIAL STATEMENTS AVAILABLE

A copy of the Company’s 2005 Annual Report on Form 10-K containing audited financial statements accompanies this Proxy Statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2005. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

The Company, subject to compliance with the 1940 Act and other applicable law, may repurchase on the open market or in privately negotiated transactions, outstanding shares of the Company. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

EXHIBIT I

PROPOSED

AMERICAN CAPITAL STRATEGIES, LTD.

2006 STOCK OPTION PLAN

1.	Definitions

In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1 “Affiliate” means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including any parent or subsidiary of the Company which becomes such after adoption of the Plan.

1.2 “Agreement” means a written agreement granting an Option that is in such form as the Committee in its discretion shall determine and is executed by the Company and the Optionee.

1.3 “Board” means the Board of Directors of the Company.

1.4. “Cause” has the meaning set forth in Section 7.4.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the committee(s) of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, (a) the Executive Committee of the Board shall be the Committee with respect to participation by and Option grants to Eligible Individuals who are Non-Employee Directors, and (b) the Compensation and Corporate Governance Committee of the Board shall be the Committee with respect to participation by and Option grants to all other Eligible Individuals.

1.7. “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.8. “Company” means American Capital Strategies, Ltd., a Delaware corporation.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 7.

1.10. “Date of Grant” means the date on which an Option is granted under the Plan.

1.11. “Director” means a member of the Board of Directors of the Company or any Affiliate.

1.12. “Director Effective Date” means the date on which the Securities and Exchange Commission grants an order approving the Plan as it applies to the participation of Non-Employee Directors.

1.13. “Director Option Shares” has the meaning set forth in Section 5.1.

1.14. “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

1.15. “Eligible Individual” means any Employee, any person who has been hired to be an Employee or any Director, including any Non-Employee Director.

1.16. “Employee” means any person who the Committee determines to be an employee of the Company or, if permitted by law, an Affiliate.

1.17. “Employee Option Shares” has the meaning set forth in Section 5.1.

1.18. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (a) if the Common Stock is listed on any established exchange or traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Date of Grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (b) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, but in no event shall be less than the current net asset value of the Common Stock.

1.19. “Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

1.20. “Initial Eligible Director” means any Non-Employee Director who is an Eligible Individual as of the Director Effective Date.

1.21. “1940 Act” means the Investment Company Act of 1940, as amended.

1.22. “Non-Employee Director” means any Director who is not also an Employee.

1.23. “Nonqualified Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

1.24. “Option” means an option to purchase Shares granted under the Plan.

1.25. “Option Period” means the period during which an Option may be exercised.

1.26. “Option Price” means the price per Share at which an Option may be exercised, provided, however, that, except as the Option Price may be adjusted to the extent provided in Article 9 hereof (subject to Section 6.4 hereof), the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a “Ten-Percent Stockholder”, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant.

1.27. “Optionee” means an Eligible Individual to whom an Option has been granted.

1.28. “Plan” means the American Capital Strategies, Ltd. 2006 Stock Option Plan, as such may be amended from time to time.

1.29. “Share” means a share of Common Stock.

1.30. “Ten-Percent Stockholder” means an Optionee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

2.	Purpose

The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

3. Administration

The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan or the Agreements, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article 3 shall be binding and final. The Committee may delegate its authority under this Article 3 and the terms of the Plan to the extent it deems desirable and is consistent with the requirements of applicable law.

4.	Eligibility

Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

5.	Stock Subject to the Plan

5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals other than Non-Employee Directors is 6,750,000 Shares (the “Employee Option Shares”), and the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals who are Non-Employee Directors is 320,000 Shares (the “Director Option Shares”).

5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6.	Options

6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonqualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.2. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

6.3. The maximum number of Shares that may be covered by Options granted to any Eligible Individual who is a Non-Employee Director during the term of this Plan shall not exceed 750,000 Shares, and, subject to adjustment as provided in Article 9, the maximum number of Shares that may be covered by Options granted to any other Eligible Individual during the term of this Plan shall not exceed 40,000 Shares.

6.4. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or, except for the payment of cash dividends as provided in Section 9.2, the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

6.5. Notwithstanding anything to the contrary in this Plan, all grants of Options to Eligible Individuals who are Non-Employee Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with this Article 6. No person shall have any discretion to select which of such Eligible Individuals shall be granted Options or to determine the number of Shares to be covered by Options.

6.6. Each Initial Eligible Director shall be automatically granted an Option to purchase 40,000 Shares on and as of the Director Effective Date. Although such Options will be issued as of the Director Effective Date, such Options shall be deemed to vest over a three-year period commencing May 11, 2006, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following May 11, 2006, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of May 11, 2016 and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the Director Effective Date.

6.7. Each Non-Employee Director who becomes an Eligible Individual after May 11, 2006, shall be entitled to receive, to the extent that there are Director Option Shares that have not been issued or are not reserved for future issuance upon the exercise of other Options issued to Non-Employee Directors, an Option to purchase 40,000 Shares. Such Option shall be issued on the later of the Director Effective Date and the date the person becomes a Non-Employee Director. Although such Options may be issued after the date the person becomes a Non-Employee Director, such Options shall be deemed to vest over a three-year period commencing on the date such person becomes a Non-Employee Director, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following the date such person becomes a Non-Employee Director, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of the date such person becomes a Non-Employee Director and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the later of the Director Effective Date and the date the person becomes a Non-Employee Director.

7.	Exercise of Options

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners: (a) by delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise (provided that such Shares, if acquired pursuant to an Option granted hereunder or pursuant to any other compensation plan maintained by the Company or any Affiliate, have been held by the participant for at least six months); (b) by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; (c) for Options granted to Eligible Individuals other than Non-Employee Directors, by delivery of a promissory note as provided in Section 7.3 hereof; or (d) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (x) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus (y) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (x) above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7.3. To the extent provided in an Option Agreement and permitted by the 1940 Act and other applicable law, including Section 402 under the Sarbanes-Oxley Act of 2002, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

7.4. With respect to any Option granted to an Optionee who is a Non-Employee Director:

(a) In the event of death or Disability during the Optionee’s service as a Director, the unexercised portions of each of his or her Options shall immediately become exercisable and may be exercised (by his or her personal representative in the event of such death) for a period of three years following the date of such death or one year following the date of such Disability, but in no event after the respective expiration dates of such Options.

(b) In the event of the termination of such an Optionee’s service as a Director for Cause, the unexercised portions of each of his or her Options shall immediately terminate upon such termination of service as a Director and may not be exercised thereafter, unless otherwise determined by the Committee. The Committee in its sole discretion may determine that an Optionee’s service as a Director was terminated for “Cause,” if it finds that the Optionee willfully violated any of the Company’s policies on ethical business conduct or engaged in any activity or conduct during his or her service as a director which was inimical to the best interests of the Company.

(c) In the event of such an Optionee’s service as a director is terminated for any reason other than by his or her death or Disability or by the Company for Cause, the unexercised portions of each of his or her Options, to the extent then exercisable, may be exercised within one year immediately following the date of termination, but in no event after the respective expiration dates of such Options.

8.	Restrictions on Transfer

Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (a) as are in effect among the stockholders of the Company at the time such Shares are acquired, (b) as the Committee shall deem appropriate and (c) as are required by applicable law.

9.	Capital Adjustments

9.1. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, (b) the Option Price of outstanding Options, (c) the aggregate number and class of Shares that may be issued under the Plan, and (d) for the maximum number of Shares with respect to which an Employee may be granted Options during the period specified in Section 6.3.

9.2. In the event that the Corporation should pay a dividend in cash to all holders of outstanding Common Stock, the Committee may reduce the Option Price for each outstanding Option by an amount equal to the per share amount of such dividend; provided, that the Option Price for an Option shall not be reduced below zero. The Committee shall have the right at any time to adopt a resolution providing that this section shall take effect automatically without further action and may thereafter discontinue the applicability of this section to any or all Options.

10.	Termination or Amendment

The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed, if any, and (b) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted under the Plan during any suspension or after termination of the Plan.

11.	Modification, Extension and Renewal of Options; Substituted Options

11.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.4, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee’s rights or obligations under such Option.

11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12.	Effectiveness of the Plan

The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. In addition, to the extent that the Plan pertains to the issuance of Options to Non-Employee Directors and, if required by the 1940 Act, the Plan (or any amendment thereto) with regard to the issuance of Options to Non-Employee Directors shall not become effective until the Securities and Exchange Commission or other governmental authority shall have granted the necessary exemptions or other consents pursuant thereto, but to the extent legally permissible, any such effectiveness shall be deemed to occur retroactive to the adoption thereof by the Board. Options may be granted prior to stockholder approval of the Plan or the issuance of necessary governmental exemptions or consent, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that (a) each such Option shall be subject to stockholder approval of the Plan and the issuance of such governmental exemptions or consents, (b) no Option may be exercised prior to such stockholder approval or issuance of such governmental exemptions or consents, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained or such governmental exemptions or consents are not issued.

13.	Withholding

The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (c) delivering to the Company already owned and unencumbered Shares.

14.	Term of the Plan

Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate on March 23, 2016, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15.	Indemnification of Committee

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16.	General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

16.7. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

16.8. To the extent this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

EXHIBIT II

AMENDED AND RESTATED

AMERICAN CAPITAL INCENTIVE BONUS PLAN

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. “Affiliate” means any corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or through one or more other Affiliates.

1.2. “Annual Award” means an annual bonus award granted under the Plan in accordance with Section 4 hereof.

1.3. “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

1.4. “Award” means a grant of an Annual Award or a Bonus Award.

1.5. “Board” means the Board of Directors of the Company.

1.6. “Bonus Account” means a separate bookkeeping account maintained in accordance with Section 6 hereof on behalf of each Participant who has been granted a Bonus Award.

1.7. “Bonus Award” means an incentive bonus award granted under the Plan in accordance with Section 5 hereof.

1.8. “Bonus Tranche” means the incremental portion of a Participant’s Bonus Account that vests in accordance with the terms of the Bonus Award.

1.9. “Change of Control” means a change in ownership or effective control (within the meaning of Section of 409A of the Code) of the Company.

1.10. “Code” means the Internal Revenue Code of 1986, as amended.

1.11. “Committee” means the committee appointed by the Board to administer this Plan. Unless otherwise determined by the Board, the Compensation and Corporate Governance Committee of the Board shall be the Committee.

1.12. “Common Stock” means the common stock, par value $0.01 per share, of the Company.

1.13. “Company” means American Capital Strategies, Ltd., a Delaware corporation, and any successor thereto.

1.14. “Date of Grant” means the date on which an Award is granted under this Plan.

1.15. “Deferral Election” means an election to defer payment of a Bonus Tranche pursuant to Section 8 hereof.

1.16. “Deferred Payment Date” means a deferred payment date relating to a Bonus Tranche elected by a Participant pursuant to Section 8 hereof.

1.17. “Disabled” means “disabled” within the meaning of Section 409A of the Code.

1.18. “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate.

1.19. “Fair Market Value” means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.20. “Original Payment Date” means, with respect to a Bonus Tranche, the date on which a Participant becomes vested in the Bonus Tranche.

1.21. “Participant” means an Employee who has been granted an Award hereunder.

1.22. “Performance Goals” means performance goals established by the Committee which may be based on sales, return on equity, revenue, net operating income, net income, book value per share, dividend characterization, return on assets, cash flow, total stockholder return, equity or investment growth, gross amount invested, market share, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet objectives, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Employee or the department, branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.23. “Plan” means the Amended and Restated American Capital Incentive Bonus Plan, as amended from time to time.

1.24. “Share” means a share of Common Stock.

1.25. “Specified Employee” means any employee who is a “key employee” within the meaning of Section 416(i) of the Code (without regard to paragraph (5) thereof).

1.26. “Separation from Service” means a “separation from service” within the meaning of Section 409A of the Code.

1.27. “Trust” means the trust described in Section 9 hereof.

1.28. “Valuation Date” means the last day of each calendar quarter and such other date(s) as the Committee may prescribe.

2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Employees of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Employees, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Employees to whom Awards shall be granted, the terms of all Awards (which terms need not be identical), the time or times at which Awards are made, the Performance Goals, if any, applicable to Awards, any provisions relating to the vesting of any Award and any procedures pursuant to which a Participant may elect to defer in part or in whole the payment of any Bonus Award. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards hereunder. The Committee, by written instrument, may delegate any of its powers or responsibilities hereunder to the Chief Executive Officer of the Company or any other person(s), subject to compliance with applicable law. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.

4. Annual Awards. The Committee may, in its sole discretion, grant Annual Awards in such amounts to such Employee(s) as the Committee determines and on such terms and conditions as the Committee may specify, including terms and conditions that make the grant, vesting or payment of any Annual Award contingent on the attainment of one or more Performance Goals. The maximum aggregate dollar amount of all Annual Awards granted to any Employee for any calendar year shall be $10,000,000. Annual Awards shall be payable in cash. Unless otherwise specified by the Committee in an Agreement, (a) an Annual Award shall relate to a period of one year or less, and (b) an Annual Award shall be forfeited if the Participant fails to be continuously employed by the Company (or an Affiliate) during the period beginning on the Annual Award’s Date of Grant and ending on the date such Annual Award is paid.

5. Bonus Awards. The Committee may, in its sole discretion, grant Bonus Awards in such amounts to such Employee(s) as the Committee determines and on such terms and conditions as the Committee may specify, including terms and conditions that make the grant of any Bonus Award after March 15, 2006, or the vesting of any Bonus Award granted after March 15, 2006, contingent upon the attainment of one or more Performance Goals. The maximum aggregate dollar amount of all Bonus Awards granted to any Employee for any calendar year shall be $10,000,000.

6. Bonus Accounts.

6.1. Each Bonus Award granted to a Participant hereunder shall be credited to a Bonus Account established for the Bonus Award in the name of the Participant.

6.2. A Participant shall vest in the Bonus Account established for a Bonus Award in accordance with such vesting schedule as may be specified by the Committee and set forth in the Agreement evidencing the Bonus Award.

6.3. Unless otherwise specified by the Committee in an Agreement and notwithstanding Section 6.2 hereof, (a) a Participant shall become fully vested in his or her Bonus Account(s) immediately upon the Participant’s death or becoming Disabled, or upon the occurrence of a Change of Control, and (b) a Participant’s vested percentage shall not increase after the Participant’s termination of employment with the Company and its Affiliates.

6.4. As of each Valuation Date, a Participant’s Bonus Account(s) shall be adjusted for deemed earnings and losses based on such notional investments as the Committee may designate from time-to-time. Such notional investments shall be one or more predetermined actual investments or a specified, nondiscretionary interest rate (within the meaning of Treasury Regulation §31.3121(v)(2)-1(d)(2)). On and after the date on which the stockholders of the Company approve this Plan, the Committee may designate Common Stock as a notional investment. If the Committee designates Common Stock as a notional investment, it shall be valued in a manner determined by the Committee.

6.5. A Participant’s Bonus Account shall be reduced to reflect any payments made with respect to the Bonus Account.

7. Payment of Bonus Tranches. Subject to Section 8 hereof, a Bonus Tranche shall be paid to a Participant as soon as practicable following the Original Payment Date of the Bonus Tranche (but in no event after the fifteenth day of the third month following the end of the calendar year during which the Original Payment Date occurs) in the form of (a) cash, prior to the date on which the stockholders of the Company approve this Plan, and (b) Shares, on and after the date on which the stockholders of the Company approve this Plan.

8. Deferral of Bonus Tranche.

8.1. In accordance with rules prescribed by the Committee, a Participant may elect to defer the payment of a Bonus Tranche by filing with the Committee a Deferral Election specifying a Deferred Payment Date or Deferred Payment Dates for the Bonus Tranche. If multiple Deferred Payment Dates are permitted by the Committee for a single Bonus Tranche and are elected by the Participant, the Participant must also elect on the Deferral Election the percentage of the Bonus Tranche payable on each Deferred Payment Date. Except as provided in Section 8.3 below, a Bonus Tranche that a Participant elects to defer shall be paid as soon as practicable following the applicable Deferred Payment Date or Deferred Payment Dates for the Bonus Tranche (but in no event after December 31 of the year in which the applicable Deferred Payment Date occurs or, if later, the fifteenth day of the third month following the applicable Deferred Payment Date). Any Deferred Payment Date shall be a date allowed by the Committee and permitted under Section 409A of the Code. In no event shall any Deferred Payment Date relating to a Bonus Tranche be later than ten years after the date on which the applicable Bonus Award was granted.

8.2. If a Participant makes a Deferral Election, the Participant’s Deferral Election may not be revoked or modified except as permitted by Section 409A of the Code.

8.3. Notwithstanding any Deferral Election, the vested portion of a Participant’s Bonus Account(s) shall be paid on (or as soon as practicable following) the Participant’s separation from service (within the meaning of Section 409A of the Code), death or becoming Disabled, or the occurrence of a Change of Control, but in no event after December 31 of the year in which the applicable event occurs or, if later, the fifteenth day of the third month following the date of the applicable event). Notwithstanding the foregoing, to the extent required by Section 409A of the Code, in the case of a Participant who is a Specified Employee, no portion of the Participant’s Bonus Account shall be paid until the earlier of (a) the date that is six months after the date of any termination of employment or other event that constitutes the Participant’s separation from service under Section 409A of the Code, or (b) the date of the Participant’s death. Amounts paid in the event of the Participant’s death shall be paid to the Participant’s surviving spouse or, if none, to the Participant’s estate.

9. Establishment of Trust. The Company shall establish a trust to fund the payment of Bonus Accounts (the “Trust”), and the assets of such Trust shall be invested in Common Stock as soon as practicable following the date on which the stockholders of the Company approve this Plan and the Committee designates the use of Common Stock as a notional investment under this Plan. Notwithstanding the establishment of such trust, (a) all credits and adjustments to a Participant’s Bonus Account shall be bookkeeping entries only and shall not represent a special reserve or otherwise constitute a funding of the Company’s unsecured promise to pay any amounts hereunder, and (b) to the extent that a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, and such person has only the unsecured promise of the Company that such payments shall be made. The Plan is intended to be an unfunded bonus program exempt from the Employee Retirement Income Security Act of 1974, as amended.

10. Stock Subject to Plan.

10.1. Subject to adjustment as provided in Section 10.2 hereof, the maximum number of Shares that may be purchased by the Trust is 3,800,000; provided that notwithstanding the foregoing limitation, any dividends paid on Shares held by the Trust may be reinvested in Common Stock.

10.2. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in the maximum number of Shares that may be issued under this Plan.

11. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, however, that after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the stockholders of the Company to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Bonus Award made prior to the date of such amendment or termination.

12. Modification of Outstanding Awards. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that no modification (a) of a Bonus Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, or (b) of an Award shall violate Section 409A of the Code.

13. Stockholder Approval. This Plan and any amendments to this Plan requiring stockholder approval pursuant to Section 11 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following the Plan’s adoption by the Board. Subject to such stockholder approval, this Plan, and any amendments hereto, are effective on the date on which they are adopted by the Board. Notwithstanding any other provision of this Plan or any Agreement to the contrary, no Award granted to an Employee on or after March 15, 2006 and prior to the first annual meeting of stockholders following such date shall become effective until the date, if any, on which the stockholders of the Company approve the Plan.

14. Withholding. The Company’s obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements.

15. Term of Plan. Unless sooner terminated by the Board pursuant to Section 11 hereof, this Plan shall terminate on January 19, 2016, and no Awards may be granted after such date, unless the term of the Plan shall be extended by vote of the Company’s stockholders. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

16. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, members of the Committee (and such person(s) to whom the Committee delegates its powers or responsibilities) shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

17. General Provisions.

17.1. The establishment of this Plan shall not confer upon any Employee any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

17.2. Participation in this Plan shall not give an Employee any right to be retained in the service of the Company or any Affiliate.

17.3. The interests of any Employee under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

17.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

17.5. The Committee may require any Participant who is issued Shares hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

17.6. The Company shall not be required to issue any certificate or certificates for Shares issued under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

17.7. This Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Committee shall administer and interpret this Plan accordingly.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

AMERICAN CAPITAL STRATEGIES, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL

STRATEGIES, LTD. (THE “COMPANY”) TO BE HELD ON MAY 11, 2006.

The undersigned hereby appoints Samuel A. Flax and Cydonii V. Fairfax and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on May 11, 2006, at 10:00 a.m., local time, and any adjournments thereof.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE

SIDE		SIDE

AMERICAN CAPITAL STRATEGIES, LTD.

C/O COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 43010

PROVIDENCE, RI 02940-3010

2006 ANNUAL MEETING OF STOCKHOLDERS

OF

AMERICAN CAPITAL STRATEGIES, LTD.

PROXY VOTING INSTRUCTIONS

Your vote is important. Please vote immediately.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the

postage-paid envelope that we have provided or return it to American Capital

Strategies, Ltd., c/o Computershare Trust Company, N.A., P.O. Box 43010, Providence, RI 02940-3010].

OR

VOTE BY INTERNET

Log on to the Internet and go to http://www.eproxyvote.com/acas

OR

VOTE BY TELEPHONE

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please	mark

votes as in

this example

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and for the proposals listed below.

1. Election of Directors. Nominees: Philip R. Harper Kenneth D. Peterson Malon Wilkus	FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES	☐____________________
	☐	☐	FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

		FOR	AGAINST	ABSTAIN
2.	Approval of American Capital Strategies, Ltd.’s 2006 Stock Option Plan.	☐	☐	☐
3.	Approval of American Capital Strategies, Ltd.’s Incentive Bonus Plan, including the Plan’s investment in American Capital Strategies, Ltd. Common Stock.	☐	☐	☐
4.	Ratification of appointment of Ernst & Young LLP as auditors of American Capital Strategies, Ltd. for the year ending December 31, 2006.	☐	☐	☐

5.         In their discretion on any matter that may properly come before said meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.
PLEASE SIGN HERE AND RETURN PROMPTLY.

Signature: _________________ Date: _________________ Signature: _________________ Date:_________________

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